EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of October 6, 2000 (the "Effective Date") by and between Panamerican Beverages, Inc. (together with its successors and assigns, the "Company") and HENRY A. SCHIMBERG (the "Executive"):

                           W I T N E S S E T H :

     WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment;

     WHEREAS, the Executive desires to accept employment with the Company, subject to the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

     2. Term. The Company hereby employs the Executive under this Agreement, and the Executive hereby accepts such employment, for the Term. The Term shall commence as of the Effective Date and shall end on December 31, 2001; provided, however, that the Term shall thereafter be automatically and indefinitely extended for additional six month periods unless either Party shall give the other written notice at least three months prior to the then-scheduled date of expiration of the Term that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 8.

     3. Positions, Duties and Location.

        (a) During the Term, the Executive shall serve as a member of the Board; shall (except as otherwise agreed in connection with the appointment of a new full-time Chief Executive Officer for the Company) serve as Vice Chairman of the Board; shall (except as otherwise agreed in connection with the appointment of a new full-time Chief Executive Officer for the Company) have all authorities, duties and responsibilities customarily exercised by an individual serving in that capacity in a corporation of the size and nature of the Company; shall be assigned no duties or responsibilities that are inconsistent with, or that impair his ability to discharge, the foregoing duties and responsibilities; and shall report solely and directly to the Board or its Chairman. The Company represents and warrants that it has amended, or will promptly amend, its By-laws so as to be consistent with this Section 3(a).

        (b) During the Term, the Executive shall devote a substantial portion of his business time and business efforts to the Company and its Affiliates (provided that this requirement shall be deemed met if the business time so devoted averages approximately twelve (12) days per month (including vacation days and holidays) during the Term); provided that nothing herein shall preclude the Executive from: (i) serving on the boards of a reasonable number of business entities, trade associations and charitable organizations, (ii) engaging in charitable activities and community affairs, (iii) accepting and fulfilling a reasonable number of speaking engagements; (iv) managing his personal investments and affairs and (v) engaging in other business and professional activities; provided that such activities do not in the aggregate materially interfere with the proper performance of his duties and responsibilities hereunder.

        (c) During the Term, the Executive's principal office at the Company shall be in Miami, Florida.

     4. Base Salary and Annual Incentive Award. During the Term, the Executive shall have no entitlement to any salary, or annual incentive award, except to the extent that the Board may otherwise provide in its sole discretion.

     5. Equity Arrangements. Effective as of November 10, 2000, the Executive shall be granted equity awards in the amounts, and subject to the terms, set forth in Exhibit B. Promptly following full execution of this Agreement, the Parties shall prepare and execute a Stock Option Agreement, and a Restricted Stock Agreement, that incorporate the terms set forth in Exhibit B and are in customary form reasonably acceptable to both Parties.

     6. Compensation as Director. Notwithstanding anything elsewhere herein to the contrary, the Executive shall, during the Term, continue to receive all compensation and other benefits to which he would be entitled, in the absence of this Agreement, as a member of the Board.

     7. Other Benefits.

        (a) During the Term, the Executive shall not be entitled to participate in any employee benefit plan, program or arrangement except as provided in Section 6 and this Section 7 and as the Board may additionally provide in its sole discretion.

        (b) Fringe Benefits, Perquisites and Vacations. During the Term, the Executive shall be entitled to participate in all fringe benefits and perquisites, including vacations, available to senior executives of the Company at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company; and shall be entitled to receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

        (c) Reimbursement of Business and Other Expenses. The Executive shall be promptly reimbursed for all expenses reasonably incurred by him in connection with his duties and responsibilities under this Agreement (including without limitation, reasonable living expenses (e.g., hotel/furnished apartment, car, meals) incurred in Miami or otherwise arising while away from home on Company business), subject to documentation in accordance with reasonable policies previously communicated to him in writing. The Executive shall also be


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promptly reimbursed for any and all expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of his employment arrangements with the Company, including this Agreement.

     8. Termination of Employment.

        (a) Termination Due to Death or Disability. In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to the benefits set forth in Section 8(e). In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to the benefits set forth in Section 8(e). No termination of the Executive's employment hereunder for Disability shall be effective unless the Party terminating his employment first gives 30 days' written notice of such termination to the other Party.

        (b) Termination by the Company for Cause.

            (i) No termination of the Executive's employment hereunder by the Company for Cause shall be effective as a termination for Cause unless the provisions of this Section 8(b)(i) shall first have been complied with. The Executive shall be given written notice by the Board of its intention to terminate him for Cause, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given no later than 90 days after the Board first learns of such circumstances. The Executive shall have 15 days after receiving such notice in which to cure or correct such grounds, to the extent such cure or correction is possible. If he fails to cure or correct such grounds, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of his receiving such notice, provided that he requests such hearing within 15 days of receiving such notice. If, within five days following such hearing, the Board gives written notice to the Executive confirming that, in the judgment of two-thirds of the members of the Board that are not then employed as senior executives of the Company, Cause for terminating his employment on the basis set forth in the original notice exists, his employment with the Company shall thereupon be terminated for Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with Section 13, provided that it is understood that in no event shall the arbitrator(s) have the right to reinstate the Executive as Vice Chairman of the Board.

            (ii) In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 8(b)(i), he shall be entitled to the benefits set forth in Section 8(e).

        (c) Termination Without Cause. In the event that (x) the Executive's employment hereunder is terminated by the Company, other than for Disability in accordance with Section 8(a) or for Cause in accordance with Section 8(b)(i), or (y) a Constructive Termination Without Cause occurs, the Executive shall be entitled to:

            (i) a prompt lump-sum cash payment of $950,000 and


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            (ii) the benefits set forth in Section 8(e);

provided, however, that the Executive shall not be entitled to the lump-sum payment described in clause (i) of this Section 8(c) in the event of: (A) a Constructive Termination Without Cause the sole basis for which is that a new full-time Chief Executive Officer of the Company has commenced employment with the Company as such or (B) a termination upon expiration of the then scheduled Term.

        (d) Voluntary Termination. In the event that the Executive terminates his employment hereunder prior to the then-scheduled expiration of the Term, prior to the date on which a new full-time Chief Executive Officer of the Company commences employment as such, and on his own initiative (other than by death, for Disability or by a Constructive Termination Without Cause), he shall be entitled to the benefits set forth in Section 8(e). Any such termination (a "Voluntary Termination") shall not be deemed a breach of this Agreement.

        (e) Benefits on any Termination. On any termination of the Executive's employment hereunder (including without limitation, a termination upon expiration of the then-scheduled Term), the Executive shall be entitled to:

            (A) any amounts or benefits due under Sections 6 and 7;

            (B) other or additional benefits in accordance with applicable plans, programs and arrangements of the Company and its Affiliates (including without limitation, Sections 5, 9 and 10 and the equity awards whose key terms are set forth in Exhibit B).

        (f) No Mitigation/No Offset. In the event of any termination of the Executive's employment hereunder, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts due the Executive under this Agreement on account of (A) any Claim that the Company or any of its Affiliates may have against him or (B) any remuneration or other benefit earned or received by the Executive after such termination. Any amounts due under this Section 8 are considered to be reasonable by the Company and are not in the nature of a penalty.

     9. "Golden Parachute" Tax. In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement or his employment with the Company or the termination thereof (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to the Executive, prior to the time any Excise Tax is due in respect of such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the sum of (i) the Excise Tax on such Payment plus
(ii) any penalty and interest assessments associated with such Excise Tax. The initial determination (that is, prior to any determination by the Internal Revenue Service or other government agency or court with jurisdiction) of whether any Payment is subject to an Excise Tax and, if so, the amount to be paid by the Company to the


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


Executive and the time of payment pursuant to this Section 9 shall be made by an independent auditor (the "Auditor") jointly selected by the Parties and paid by the Company. Unless the Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If the Parties cannot agree on the firm to serve as the Auditor, then each Party shall select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor. The Parties shall cooperate with each other in connection with any Proceeding or Claim relating to the existence or amount of any liability for Excise Tax. All expenses relating to any such Proceeding or Claim (including attorneys' fees and other expenses incurred by the Executive in connection therewith) shall be paid by the Company promptly upon demand by the Executive, and any such payment shall (for the avoidance of doubt) be subject to gross-up under this Section 9 in the event that the Executive is subject to Excise Tax on it.

     10. Indemnification.

        (a) If the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or any of its Affiliates or is or was serving at the request of the Company or any of its Affiliates, or in connection with his service hereunder, as a director, officer, member, employee, agent, manager, consultant or representative of another Person, or if any Claim is made, or is threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless (and shall be entitled to prompt advancement of expenses, including without limitation attorneys' fees and other charges of counsel) in each case to the fullest extent provided under the Company's By-Laws, Articles of Incorporation, and officers' and directors' liability insurance policies and programs.

        (b) During the Term and for a period of six years thereafter, a directors' and officers' liability insurance policy (or policies) shall be kept in place providing coverage to the Executive that is no less favorable to him in any respect (including without limitation, with respect to scope, exclusions, amounts, and deductibles) than (x) the coverage then being provided to any other present or former senior executive or director of the Company and (y) the coverage provided to him as of February 20, 2001.

     11. Assignability; Binding Nature.

        (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

        (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or other combination, reconstruction or amalgamation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company; provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company


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


and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, reconstruction or amalgamation, or sale or liquidation of business and assets as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company hereunder.

        (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 15(d).

     12. Representations.

        (a) The Company represents and warrants that (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        (b) The Executive represents and warrants that, to the best of his knowledge and belief, (i) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and
(ii) upon the execution and delivery of this Agreement by the Executive and the Company, this Agreement shall be a valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     13. Resolution of Disputes. Any Claim arising out of or relating to this Agreement, any other agreement between the Executive and the Company or any of its Affiliates, the Executive's employment with the Company or the termination thereof (collectively, "Covered Claims") shall be resolved by binding arbitration, to be held in Miami, Florida, in accordance with the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association and this Section 13. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses (including without limitation attorneys' fees and other charges of counsel) incurred by the Executive or his beneficiaries in resolving any such Covered Claim, subject to receiving a written undertaking from the recipient to repay any such reimbursed costs or expenses to the extent that the arbitrator(s) determine that such recipient failed to substantially prevail with respect to such Covered Claim. Pending the resolution of any Covered Claim, the Executive (and his beneficiaries) shall, except to the extent


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that the arbitrator(s) otherwise expressly provide, continue to receive all payments and benefits due under this Agreement or otherwise.

     14. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days' advance notice given in accordance with this Section 14) or (c), in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as the Company shall have specified by ten days' advance notice given in accordance with this Section 14), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 14.

If to the Company:        General Counsel
                          Panamco, LLC
                          701 Waterford Way
                          Suite 800
                          Miami, Florida 33126

If to the Executive:      The address of his principal residence as it appears
                          in the Company's records, with a copy to him (during the Term) at his principal office at the Company.

If to a beneficiary
of the Executive:         The address most recently specified by the Executive
                          or beneficiary.

     15. Miscellaneous.

        (a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, term sheets, discussions, negotiations and undertakings, whether written or oral, between them relating to the subject matter of this Agreement. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, employee handbook, personnel manual, program, policy, arrangement or agreement of the Company or any of its Affiliates, the provisions of this Agreement shall control unless the Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving.

        (b) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to this Agreement and that is signed by the Executive and by an authorized (or apparently authorized) officer of the Company. No waiver by any Person of any breach of any condition or provision contained in this


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Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

        (c) Headings. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

        (d) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

        (e) Survivorship. Except as otherwise set forth in this Agreement, to the extent necessary to carry out the intentions of the Parties hereunder the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

        (f) Withholding Taxes. The Company may withhold from any amounts or benefits payable under this Agreement taxes that are required to be withheld pursuant to any applicable law or regulation.

        (g) Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.


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


        (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                      The Company

                                      By:
                                         -----------------------------------
                                      Name:

                                      Title:



                                      The Executive

                                      By:
                                         -----------------------------------
                                             Henry A. Schimberg


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                                                                  EXHIBIT A


                                DEFINITIONS

          a. "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

          b. "Agreement" shall mean this Employment Agreement, which includes for all purposes its Exhibits.

          c. "Board" shall mean the board of directors of the Company.

          d. "Cause" shall mean:

             i. the Executive is convicted of a crime that constitutes, or, if conviction is obtained under the laws of a foreign jurisdiction, would constitute, a felony under Federal law or the laws of the State of Florida; or

             ii. in carrying out his duties hereunder, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct and that results in material harm to the Company, unless he believed in good faith that such conduct was in, or not opposed to, the interests of the Company.

          e. "Change in Control" shall mean the occurrence of any of the following events:

             i. any "person" as such term is defined and applied as of the Effective Date in Section 2(9) and Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), becomes (directly or indirectly) a "beneficial owner," as such term is used as of the Effective Date in Rule 13d-3 promulgated under that Act, of a percentage of the aggregate outstanding Voting Securities of the Company, measured by number of votes entitled to be cast, that is more than twenty (20) percentage points larger than the percentage of such Voting Securities held by such person as of the Effective Date;

             ii. a majority of the Board consists of individuals other than "Incumbent Directors," which term means the members of the Board on the Effective Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

             iii. the Board adopts any plan of liquidation providing for the distribution of all or substantially all of the Company's assets or business;

             iv. all or substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of


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the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Securities of the Company, all of the Voting Securities or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

             v. the Company combines with another company and is the surviving corporation but, immediately after the combination, the holders of Voting Securities of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Securities (measured by number of votes entitled to be cast) of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Securities of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

          f. "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

          g. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

          h. "Company" shall have the meaning set forth in the preamble to this Agreement.

          i. "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment hereunder on 20 days' written notice given by him to the Company following of the occurrence of any of the following events without his express prior written consent, unless the Company shall have fully cured all grounds for such termination within 15 days after the Executive gives notice thereof:

             i. a new full-time Chief Executive Officer of the Company commences employment with the Company as such;

             ii. any failure to continue the Executive as a member of the Board, or any failure (other than in connection with the appointment of a new full-time Chief Executive Officer of the Company) to continue the Executive as Vice Chairman of the Board;

             iii. any material diminution in the Executive's duties or authorities (except, in the case of determining whether Section 8(c)(i) applies, for diminutions that naturally result from the appointment of a new full-time Chief Executive Officer of the Company); the assignment to the Executive of duties that are materially inconsistent with, or materially impair his ability to perform, the duties then assigned to him; any change in the reporting structure so that the Executive reports to a Person or Persons other than the Board or its Chairman; or any relocation of the Executive's principal office at the Company to a location more than 35 miles from Miami, Florida;


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


             iv. any material breach by the Company of any of its obligations under Section 3, 5, 6, 7, 9, 10 or 11 or of any of its representations or warranties in Section 12(a) or of any material term of, or material representation in, any stock option agreement, restricted stock agreement, equity grant, or other incentive agreement or grant; or

             v. the failure of the Company to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of its business or assets within 15 days after any merger, consolidation, or other combination, reconstruction or amalgamation or any sale, liquidation or similar transaction.

          j. "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities hereunder for an aggregate of 180 days in any 270-day period, as determined by an approved medical doctor. For this purpose, an approved medical doctor shall mean a medical doctor selected by the Parties. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

          k. "Effective Date" shall have the meaning set forth in the preamble to this Agreement.

          l. "Executive" shall have the meaning set forth in the preamble to this Agreement, as modified by Section 15(d).

          m. "Parties" shall mean the Company and the Executive.

          n. "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

          o. "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

          p. "Term" shall mean the period specified in Section 2.

          q. "Termination Date" shall mean the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

          r. "Voluntary Termination" shall have the meaning set forth in
Section 8(d).

          s. "Voting Securities" shall mean issued and outstanding securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the members of the board of directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).


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                                                                  EXHIBIT B

                   SUMMARY OF KEY TERMS OF EQUITY GRANTS

                            A. RESTRICTED STOCK

1. As of November 10, 2000 (the "Grant Date"), the Executive shall be granted 300,000 fully registered shares of the class listed on the NYSE ("Shares").

2. One-third (1/3) of the Shares shall vest in the event that the Share Price equals or exceeds $19.25 on or before the second anniversary of the Grant Date.

3. Two-thirds (2/3) of the Shares (reduced to one-third (1/3) if one-third (1/3) have already have vested under the preceding item A(2)) shall vest if the Share Price exceeds $24.25 on or before the third anniversary of the Grant Date.

4. All of the unvested Shares shall vest in the event that the Share Price equals or exceeds $29.25 or more on or before the fourth anniversary of the Grant Date.

5. On any Change in Control, the next otherwise unvested tranche of Shares shall vest pro rata based on the Share Price at the Change in Control. (Thus, on a Change in Control at a Share Price of $16.75, 50,000 of the 100,000 shares that vest at a Share Price of $19.25 shall -- if not otherwise vested -- vest.)

6. The Shares shall, to the extent not yet vested as of the Termination Date, be forfeited on (x) a Termination for Cause prior to a Change in Control or (y) a Voluntary Termination prior to the earliest to occur of a Change in Control, the first anniversary of the Grant Date and the appointment of a new full-time Chief Executive Officer for the Company, but shall not otherwise be affected by any termination of employment (and thus shall continue to vest to the extent that the vesting criteria set forth in items A(2), A(3) and A(4) are later satisfied).

7. The Shares shall be forfeited to the extent that they do not vest on or before the fourth anniversary of the Grant Date.

8. The Shares shall carry dividend rights once vested. Dividends declared on or after the Grant Date, and prior to vesting, shall be paid out when, and to the extent that, vesting occurs.

                              B. STOCK OPTION

1. As of the Grant Date, the Executive shall be granted a four-year Option to purchase 250,000 fully registered Shares of the class listed on the NYSE ("Shares"). This Option shall be fully vested, and fully exercisable, as to 50% of the underlying Shares as of the Grant Date. This Option shall become fully vested, and fully exercisable, as to all of the


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     underlying Shares on the earliest to occur of the first anniversary of the Grant Date, a Change in Control and the appointment of a new full-time Chief Executive Officer for the Company.

3.   The per-Share exercise price for the Option shall be $14.25.

4. No termination of employment shall affect the vesting of the Option, except that the Option shall, to the extent not yet vested as of the Termination Date, be forfeited on (x) a Termination for Cause prior to a Change in Control and (y) a Voluntary Termination prior to the earlier to occur of a Change in Control and the appointment of a new full-time Chief Executive Officer for the Company.

5. No termination of employment shall affect the exercisability of the Option, to the extent that it is vested as of the Termination Date, except that the Option shall, to the extent not previously exercised, be forfeited on the 90th day following (x) a Termination for Cause or (y) a Voluntary Termination prior to the earliest to occur of a Change in Control, the first anniversary of the Grant Date and the appointment of a new full-time Chief Executive Officer for the Company.

6. Full mandatory anti-dilution protection for the Option in the event of any stock split, stock dividend, recapitalization, merger, spin-off, split-up, other distribution of cash or property (other than normal recurring cash dividends), etc.

7. Exercise price, and associated withholding taxes, may be paid with Shares held for at least six months and may also be paid through a broker-assisted "cashless" exercise procedure; minimum mandatory tax withholding may also be paid through a "net exercise" procedure.

                                 C. GENERAL

1. Estate planning transfers permitted in accordance with SEC Form S-8 rules.

2. The target prices set forth in items A(2), A(3) and A(4) shall be equitably adjusted in the event of any stock split, stock dividend, recapitalization, merger, spin-off, split-up, other distribution of cash or property (other than normal recurring cash dividends), etc.

3. "Termination for Cause," "Voluntary Termination," and "Change in Control" shall be defined and determined in accordance with the Employment Agreement.

4. "Share Price" of Shares, as of any particular date, shall be based on the average closing price of Shares, on the principal exchange or market system on which Shares are then traded, over the 15 trading days immediately proceeding the date in question, except that Share Price, on a Change in Control, shall be based on the market price of Shares immediately prior to the occurrence of the Change in Control. If Shares are not then listed or traded on any exchange or market system, the "Share Price" shall be the fair


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     market value determined without discount for lack of liquidity, lack of control, minority status, contractual restrictions, or similar factors.

5. Disputes shall be resolved through arbitration in accordance with the Employment Agreement.

6. The term "vest", as used in this summary, means no longer subject to forfeiture in any circumstance.


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